Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 2, 2010, except for Note 19, as to which the date is August 30, 2010, in Amendment No. 7 to the Registration Statement (Form S-1 No. 333-167271) and each related Prospectus of Nielsen Holdings B.V. for the registration of shares of its common stock and registration of its mandatory convertible subordinated bonds.

/s/ Ernst & Young LLP

New York, NY

January 18, 2011